Exhibit 107

Calculation of Filing Fee Tables

Form S-4

(Form Type)

ORIGIN BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

CALCULATION OF REGISTRATION FEE

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee(3)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $5.00 per share	457(f)	6,828,390	N/A	$235,204,140.20	0.0000927	$21,803.42
	Total Offering Amounts					$235,204,140.20		$21,803.42
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$21,803.42

(1)	Represents the maximum number of shares of Origin Bancorp, Inc. (“Origin”) common stock that could be issued in connection with the merger described herein. Pursuant to Rule 416, this registration statement also covers additional shares that may be issued as a result of stock splits, stock dividends or similar transactions. In the event the number of shares of common stock required to be issued to consummate the merger described herein is increased after the date this registration statement is declared effective, Origin will register such additional shares in accordance with Rule 413 under the Securities Act of 1933, as amended (the “Securities Act”), by filing a registration statement pursuant to Rule 462(b) or Rule 429 under the Securities Act, as applicable, with respect to such additional shares.
(2)	Pursuant to Rule 457(f)(2) and Rule 457(f)(3) under the Securities Act and solely for the purposes of calculating the registration fee, the proposed maximum aggregate offering price is based on the product of (A) the book value of BT Holdings, Inc. (“BTH”) stock of $20.71 per share as of December 31, 2021, by (B) 11,358,104, which represents the maximum number of shares of BTH common stock to be exchanged in the merger to which this registration statement relates.
(3)	Calculated pursuant to Rule 457 of the Securities Act by multiplying the proposed maximum aggregate offering price by 0.0000927.